Exhibit 10.1

UBIQUITI NETWORKS, INC.

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of                              ,         , by and between Ubiquiti Networks, Inc., a Delaware corporation (the “Company”, which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and                  (“Indemnitee”). Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in Section 1.

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for companies to attract and retain such persons;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) or revocation of any provision of the Company’s bylaws (the “Bylaws”) or any change in the ownership of the Company or the composition of its board of directors (the “Board”));

WHEREAS, the Certificate of Incorporation expressly authorizes rights to indemnification to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the DGCL permits contracts between the Company and the officers or directors of the Company with respect to indemnification of such officers or directors; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting Indemnitee’s position as an officer or director of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.        Definitions.

“Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Company, including as a member of any committee thereof, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of clause (iii) of this definition, an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Company.

“Entity” means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

“Expenses” means all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including reasonable attorneys’ fees, disbursements and retainers (including any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 8 and Section 10C of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors

(including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other reasonable disbursements and expenses.

“Indemnifiable Amounts” shall have the meaning ascribed to it in Section 3A below.

“Indemnifiable Expenses,” shall have the meaning ascribed to it in Section 3A below.

“Indemnifiable Liabilities” shall have the meaning ascribed to it in Section 3A below.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

“Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

Section 2.        Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 3.        Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

3A.      Subject to the exceptions contained in Section 4A below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all actual and reasonable Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,”

respectively, and collectively as “Indemnifiable Amounts”) to the fullest extent permissible under Delaware law.

3B.      Subject to the exceptions contained in Section 4B below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

3C.      To the extent that Indemnitee is or was or is threatened to be made a witness to any Proceeding to which Indemnitee is not a party by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

Section 4.        Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3A and 3B above in all circumstances other than the following:

4A.      If indemnification is requested under Section 3A and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

4B.      If indemnification is requested under Section 3B and

(i)        it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder;

(ii)       it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses and then only to the extent that such court shall determine;

(iii)      the amounts for which indemnification is sought were paid in settling or otherwise disposing of a pending action without court approval;

(iv)      the expenses for which indemnification is sought were incurred in defending a pending action which is settled or otherwise disposed of without court approval;

(v)      the amounts for which indemnification is sought were for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemniee is held liable therefor (including pursuant to any settlement arrangements);

(vi)       the amounts for which indemnification is sought were for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or

(vii)      if otherwise prohibited by applicable law.

4C.      Except as provided in Section 6, any indemnification under Section 3A or 3B shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 3A or 3B, by any of the following: (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion; or (iv) by approval of the stockholders of the Company. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or Entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5 of this Agreement, and it shall be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Subsidiary, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any Subsidiary in the course of their duties, or on the advice of legal counsel for the Company or any Subsidiary, or on information or records given or reports made to the Company or any Subsidiary by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any Subsidiary. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any Subsidiary shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 5.      Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days following receipt of the request.

Section 6.      Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful on the merits in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7.        Effect of Certain Resolutions. Neither the settlement nor termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

Section 8.        Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding (but not amounts actually paid in settlement of any such Proceeding), including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, as the same are incurred. To the extent required by the DGCL, Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited and unsecured general obligation of Indemnitee and no interest shall be charged thereon.

Section 9.        Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the actual and reasonable Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with reasonable documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Company’s receipt of such request.

Section 10.        Remedies of Indemnitee.

10A.      Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 and Section 5 above or a request for an advancement of Indemnifiable Expenses under Section 8 and Section 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a court of law to enforce the Company’s obligations under this Agreement.

10B.      Burden of Proof. In any judicial proceeding brought under Section 10A above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

10C.      Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10A above, or in connection with any claim or counterclaim brought by the Company in connection therewith, to the extent Indemnitee is successful in such action.

10D.      Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 10A above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

10E.      Failure to Act Not a Defense. The failure of the Company (including its Board or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 10A above, and shall not create a presumption that such payment or advancement is not permissible.

Section 11.        Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

11A.      Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

11B.      Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

Section 12.        Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4 hereof, the Independent Counsel shall be selected as provided in this Section 12. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board). Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within sixty (60) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the state courts of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 4 hereof and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 12, regardless of the manner in which such Independent Counsel was selected or appointed.

Section 13.        Contribution in the Event of Joint Liability. If the indemnification provided for in Section 3 above for any reason other than the statutory limitations of applicable law or as provided in Section 4, is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (a) the relative benefits received by the Company and Indemnitee, and (b) the relative fault of the Company and Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, (i) whether an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee, (ii) the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities, (iii) the degree to which the parties’ actions were motivated by intent to gain personal profit or advantage, (iv) the degree to which the parties’ liability is primary or secondary, and (v) the degree to which the parties’ conduct is active or passive. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

Section 14.        Insurance. The Company shall use commercially reasonable efforts to maintain requisite directors and officers indemnity insurance coverage in effect at all times (subject to appropriate cost considerations) and the Company’s Certificate of Incorporation and Bylaws shall at all times provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall hereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all Indemnifiable Amounts in accordance with the terms of such policies; provided that nothing in this Section 14 shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

Section 15.        Miscellaneous.

15A.      Duration. This Agreement shall continue until and terminate upon the later of (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, serving at the request of the Company, as applicable; or (ii) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 10A of this Agreement relating thereto.

15B.      Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company’s Bylaws or Certificate of Incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of the Company.

15C.      Successors. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (ii) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and, after Indemnitee has ceased to have Corporate Status.

15D.      Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request and expense of the Company, all reasonable action necessary to secure such subrogation rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

15E.      Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation and/or Bylaws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be automatically amended to such extent.

15F.      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person, Entity or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15G.      Indemnitee as Plaintiff. Except as provided in Section 10C of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding. This Section 15G shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in any Proceeding brought against Indemnitee.

15H.      Modifications and Waiver. Except as provided in Section 15E above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

15I.      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the Company and the Indemnitee and their respective addresses indicated below or to such other address or to the attention of such other person or Entity as the recipient party has specified by prior written notice to the sending party.

(i)	If to Indemnitee, to:

	Telephone:	( ) -
	Facsimile:	( ) -

(ii)	If to the Company, to:

Ubiquiti Networks, Inc.
91 East Tasman Drive
San Jose, CA 95134
	Attention:	Chief Executive Officer
	Telephone:	(408) 942-3085
	Facsimile:	(408) 351-4973

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: Robert P. Latta
Julia Reigel
	Telephone:	(650) 493-9300
	Facsimile:	(650) 493-6811

or to such other address as may have been furnished in the same manner by any party to the others.

15J.      Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

15K.      Counterparts. This Agreement and any amendments hereto or thereto, to the extent signed and delivered in counterparts (any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one and the same Agreement) by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto or thereto shall re-execute original forms thereof and deliver them to such party. No party hereto shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract, and each such party forever waives any such defense.

15L.      Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any schedule or exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

15M.      Third Party Beneficiaries. No party other than Indemnitee is a third party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Director and Officer Indemnification Agreement as of the date first above written.

COMPANY:

UBIQUITI NETWORKS, INC.

By:
Name:
Title:

INDEMNITEE:

Print Name: